UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report:
                                January 20, 2004
                             Date of earliest event reported:
                                January 19, 2004


                              Moore Medical Corp.
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             (Exact name of registrant as specified in its charter)


             Delaware                      1-8903               22-1897821
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   (State or other jurisdiction       (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)


  389 John Downey Drive P.O. Box 1500, New Britain, CT            06050
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        (Address of principal executive offices)                (Zip Code)


               Registrant's telephone number, including area code
                                 (860) 826-3600



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         (Former name or former address, if changed since last report.)

Item 5. Other Events.

On January 19, 2004, Moore Medical Corp. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with McKesson Corporation ("McKesson") and Madison Acquisitions Inc., a wholly-owned subsidiary of McKesson (the "Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company with the Company emerging as the surviving corporation and a wholly-owned subsidiary of McKesson (the "Merger"). Upon closing, all outstanding shares of the Company's common stock will be canceled and converted into the right to receive $12.00 per share in cash. The Merger is subject to, among other things, approval by the Company's shareholders.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and such Exhibit is incorporated herein by reference.

On January 20, 2004, McKesson and the Company issued a press release announcing the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 7(c).  Exhibits.

2.1 Agreement and Plan of Merger among McKesson Corporation, Moore Medical Corp. and Madison Acquisitions Inc., dated January 19, 2004.

99.1        Joint press release of McKesson and the Company, dated January
            20, 2004.

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MOORE MEDICAL CORP.

Date:  January 20, 2004

                                       /s/ Linda M. Autore
                                    --------------------------------------------
                                    Name:  Linda M. Autore
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger among McKesson Corporation, Moore Medical Corp. and Madison Acquisitions Inc., dated January 19, 2004.

99.1        Joint press release of McKesson and the Company, dated January
            20, 2004.